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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-4 for $200 million of 10.5% Senior Notes due 2005.

                                            /s/ Arthur Andersen LLP

                                            Arthur Andersen LLP

Louisville, Kentucky
February 8, 1999